UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 31, 2011

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Summer Street
Suite 300
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 356-1318

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Merger Proposal Approved By Stockholders

As previously disclosed, on May 12, 2011, MXenergy Holdings Inc. (“Holdings”), Constellation Energy Resources, LLC (“Constellation”), a Delaware limited liability company and a wholly owned subsidiary of Constellation Energy Group, Inc., Nutmeg Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), and, for certain limited purposes, Mx SR LLC, a Delaware limited liability company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Constellation has agreed to acquire Holdings through a merger of Merger Sub with and into Holdings (the “Merger”), with Holdings continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Constellation.

On May 16, 2011, Holdings mailed a consent solicitation to stockholders with respect to the adoption of the Merger Agreement (the “Merger Proposal”).  Stockholders of record on May 12, 2011 (the “Record Date”) owning Class A Common Stock of Holdings, $0.01 par value per share (the “Class A Common Stock”); Class B Common Stock of Holdings, $0.01 par value per share (the “Class B Common Stock”); and Class C Common Stock of Holdings, $0.01 par value per share (the “Class C Common Stock,” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”) were entitled to vote on the Merger Proposal by written consent.  The following table shows for each class of Common Stock entitled to vote on the Merger Proposal (a) the minimum percentage of the shares issued and outstanding on the Record Date required to vote in favor of the Merger Proposal for it to be approved and (b) the percentage of issued and outstanding shares that had consented to the Merger Proposal as of May 31, 2011.

	Minimum Percentage of Issued and	Percentage of Issued and Outstanding
	Outstanding Shares Required to Vote in	Shares That Had Consented to the Merger
Class	Favor of the Merger Proposal	Proposal as of May 31, 2011

Class A Common Stock, voting as a separate class	70%	80.14%

Class B Common Stock, voting as a separate class	70%	100%

Class C Common Stock	No separate class vote required	95.55%

Common Stock, voting together as a single class	>50%	86.40%

Accordingly, the minimum stockholder vote condition to the closing of the Merger is now satisfied.  The Merger remains subject to certain other closing conditions and will not be completed until such other conditions have been satisfied or waived.

The table below shows, with respect to each class of Holdings’ Common Stock, (a) the total number of shares issued and outstanding as of the Record Date, (b) the total number of shares that had consented to the Merger Proposal as of May 31, 2011, (c) the total number of shares with respect to which consent cards were returned that did not consent to the Merger Proposal as of May 31, 2011 and (d) the total number of shares that had abstained with respect to the Merger Proposal as of May 31, 2011.  There were no broker non-votes.

Class	Total Shares Issued and Outstanding as of Record Date	Consented	Did Not Consent	Abstained
Class A Common Stock	33,710,902	27,017,548	0	0
Class B Common Stock	4,002,290	4,002,290	0	0
Class C Common Stock	17,078,335	16,317,945	0	0
Common Stock	54,791,527	47,337,783	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

	By:		/s/ Chaitu Parikh
		Name:	Chaitu Parikh
		Title:	Executive Vice President and Chief Financial Officer

Date: June 6, 2011